                                                               Exhibit 99(j)


                      WHITE MOUNTAINS INSURANCE GROUP, LTD.

         UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

                            INTRODUCTION AND OVERVIEW

On June 1, 2001, White Mountains Insurance Group, Ltd. (the "Company") acquired OneBeacon Insurance Group ("OneBeacon", formerly CGU) from CGNU plc ("CGNU") for total consideration of $2.1 billion (the "Acquisition"), of which $260.0 million consisted of a convertible note payable (the "Seller Note") with the balance paid in cash. Through October 31, 2001, OneBeacon wrote property and casualty insurance policies nationwide, primarily through a network of independent insurance agents.

On November 1, 2001 (the "Effective Date"), OneBeacon transferred its regional agency business, agents and operations in 42 states and the District of Columbia to Liberty Mutual Insurance Group ("Liberty Mutual") pursuant to a renewal rights agreement (the "Renewal Rights Agreement"). This transfer amounted to approximately $1.5 billion in written premiums, or approximately 45% of OneBeacon's total business. Over the next two years, the underwriting results and cash flows of the renewed policies will be shared between OneBeacon and Liberty Mutual. A reinsurance agreement pro-rates results so that OneBeacon assumes approximately two-thirds and one-third of the underwriting results corresponding to renewals in the first and second years, respectively (the "Quota Share"). For purposes of the Renewal Rights Agreement, renewals constitute historic OneBeacon policies that are renewed by Liberty Mutual for those OneBeacon customers in existence at November 1, 2001. New business written by Liberty Mutual is excluded from the Quota Share. OneBeacon is now focused on becoming a profitable independent agency property and casualty insurance company in the Northeast and a writer of specialty business on a national basis.

The following unaudited pro forma condensed combined income statement of the Company for the year ended December 31, 2001 presents results for the Company as if the Acquisition had occurred as of January 1, 2001. The potential effects of the Renewal Rights Agreement on White Mountains' premiums and loss and loss adjustment expenses for the year ended December 31, 2001 are supplementaly disclosed in Note O herein. The Acquisition was fully reflected in the Company's March 31, 2002 balance sheet and first quarter 2002 income statement and the Renewal Rights Agreement did not have a material effect on the Company's balance sheet on the Effective Date. Therefore, a pro forma condensed consolidated balance sheet at March 31, 2002 and first quarter 2002 income statement has not been supplied herein.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions, which are based on information known as of the date the financial statements are prepared and issued, that affect the reported amounts of assets, liabilities, revenues and expenses. Eventual results can differ from those estimates, particularly with respect to loss and loss adjustment expense reserves, as further information subsequently unfolds.

The amounts in the "Adjustments for the Acquisition" column represent various closing and related pre-closing transactions undertaken in the acquisition of OneBeacon by the Company as described below.

DEBT TENDER AND DEBT ESCROW TRANSACTIONS

In connection with the Acquisition, the Company completed a tender offer and consent solicitation for $96.3 million in outstanding medium-term notes (the "Debt Tender") which facilitated the Acquisition by amending the indenture governing the notes. Pursuant to the Debt Tender, the Company repurchased and retired $90.9 million of its medium-term notes and subsequently prepaid, in the form of a fully-funded irrevocable escrow arrangement (the "Debt Escrow"), the balance of the outstanding medium-term notes.

EQUITY FINANCING

On June 1, 2001, a small group of private investors purchased $437.6 million of a newly-issued class of non-voting convertible preference shares of the Company (the "Convertible Preference Shares"). The Convertible Preference Shares bore a dividend of 1% per year and were automatically converted (at a conversion price of approximately $200.00 per share) into 2,184,583 common shares upon approval of the conversion by the Company's shareholders which occurred on August 23, 2001.

On June 1, 2001, Berkshire Hathaway, Inc. ("Berkshire") purchased from the Company, for $75.0 million in cash, warrants (the "Warrants") to acquire 1,714,285 common shares at an exercise price of $175.00 per share. Warrants to purchase 1,170,000 common shares (the "Series A Warrants") were immediately exercisable and Warrants to purchase approximately 544,285 common shares (the "Series B Warrants") became exercisable upon approval by shareholders which occurred on August 23, 2001. The Warrants have a term of seven years from the date of issuance, although the Company has the right to call the Warrants for $60.0 million in cash commencing on the fourth anniversary of their issuance. Since the Series B Warrants did not represent common equity to the Company until shareholder approval was obtained on August 23, 2001, they constituted a contingent put liability (similar in nature to a stock appreciation right) which were carried at fair value through a periodic charge or credit to the income statement for the period June 1, 2001 through August 23, 2001.

On June 1, 2001, Berkshire also purchased for $225.0 million, $300.0 million in face value of cumulative non-voting preferred stock (the "Berkshire Preferred Stock") of a subsidiary of the Company. The Berkshire Preferred Stock is entitled to a dividend of no less than 2.35475% per quarter and is mandatorily redeemable after seven years. The Berkshire Preferred Stock represents subsidiary preferred stock which is considered to be minority interest in the Company's consolidated financial statements.

On June 1, 2001, Zenith Insurance Company purchased $20.0 million in cumulative non-voting preferred stock (the "Zenith Preferred Stock") of a subsidiary of the Company. The Zenith Preferred Stock is entitled to a dividend of no less than 2.5% per quarter through June 30, 2007 and a dividend of no less than 3.5% thereafter and is mandatorily redeemable after ten years. The Zenith Preferred Stock represents subsidiary preferred stock which is considered to be minority interest in the Company's consolidated financial statements.

BANK FINANCING

On June 1, 2001, a subsidiary of the Company borrowed $700.0 million in term loans and $125.0 million in revolving loans (of a $175.0 million revolving loan facility) from a banking syndicate arranged by Lehman Brothers Inc. (collectively the "Lehman Facility"). The term loans are repayable in quarterly installments with a final maturity on the sixth anniversary of the closing date. The revolving loan facility is available on a revolving basis from the closing date until the fifth anniversary of the closing. The loans are variable rate instruments which are currently tied to a rate based on the three-month eurodollar rate.

SIGNIFICANT REINSURANCE CONTRACTS

Immediately prior to the Acquisition, OneBeacon entered into reinsurance agreements with National Indemnity Company (the "NICO Cover") and General Re Corporation (the "GRC Cover") which provide

OneBeacon with significant reinsurance protections against unanticipated increases in recorded reserves for insurance losses and loss adjustment expenses. The NICO Cover provides up to $2.5 billion of protection against OneBeacon's asbestos, environmental and certain other latent exposures. The GRC Cover provides for up to $400.0 million in excess of loss reinsurance protection against adverse development on accident year 2000 and prior losses.

SELLER NOTE

On June 1, 2001, the Company issued the Seller Note to CGNU. The Seller Note has an 18 month term and bears interest at a rate equal to 50 basis points over the rate on the Lehman Facility described above. The Seller Note may be settled in cash, or at the Company's option, with common shares valued at $245.00 per share. The Company has classified this obligation as debt since management believes it has the ability to settle this obligation in a form other than pursuant to the Note Purchase Option Agreement which governs the Seller Note.

PRECLOSING TRANSACTIONS WITH CGNU

On June 1, 2001, OneBeacon repaid $1.1 billion in intercompany debt to CGNU with proceeds from the sale of OneBeacon's life insurance and Canadian operations to CGNU, the sale of certain other assets to CGNU and available cash. In addition, CGNU made a $200.0 million cash contribution to OneBeacon immediately prior to Acquisition.

                  UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma condensed combined income statement of the Company for the year ended December 31, 2001 presents results for the Company as if the Acquisition had occurred as of January 1, 2001.

The unaudited pro forma financial information is provided for informational purposes only. The unaudited pro forma financial information does not purport to represent what the Company's results of operations actually would have been had the Acquisition in fact, occurred as of the date indicated, or to project the Company's results of operations for any future date or period. The pro forma adjustments are based on available information and assumptions that the Company currently believes are reasonable under the circumstances and that are considered to be material to the overall pro forma presentation. The unaudited pro forma financial information should be read in conjunction with the Company's Annual Report on Form 10-K for the year ended December 31, 2001 and the Company's Current Report on Form 8-K dated June 1, 2001 (as amended and filed on June __, 2002, which contains OneBeacon's audited consolidated financial statements for the years ended December 31, 2000, 1999 and 1998) and the Company's Current Report on Form 8-K dated November 1, 2001 (which contains the Renewal Rights Agreement and related documents).

                      WHITE MOUNTAINS INSURANCE GROUP, LTD.

             UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 2001
            (IN MILLIONS OF DOLLARS, EXCEPT SHARE AND PER SHARE DATA)


                                                                                                Pro Forma
                                                                    White                     Adjustments for         Pro Forma
REVENUES                                                          Mountains         CGU       the Acquisition        Combined [1]
                                                                 --------------  ----------  -------------------   -----------------

     Earned insurance and reinsurance premiums                       $ 2,656.1     $ 396.8            $ 1,322.3  H
                                                                                                          187.7  I        $ 4,562.9
     Net realized gains on investment securities                         173.1       322.7                    -               495.8
     Net investment income                                               284.5       229.2                 (7.6) F
                                                                                                          (36.4) G
                                                                                                          (63.4) H
                                                                                                           (7.4) I            398.9
     Other revenues                                                      119.9           -                 40.6  L            160.5
                                                                 --------------  ----------  -------------------   -----------------

 TOTAL REVENUES                                                        3,233.6       948.7              1,435.8             5,618.1

EXPENSES

     Losses and loss adjustment expenses                               2,493.9       533.2                955.1  H
                                                                                                           82.7  I          4,064.9
     Other underwriting expenses                                       1,001.4       671.7                  5.8  M          1,678.9

     Accretion of discounted loss reserves                                56.0           -                 43.8  K             99.8
     Interest expense                                                     45.7        33.0                 (2.1) A
                                                                                                           28.8  C
                                                                                                          (36.4) G
                                                                                                            9.1  J             78.1
     Share appreciation expense - contingent warrants                     58.8           -                    -                58.8
                                                                 --------------  ----------  -------------------   -----------------

TOTAL EXPENSES                                                         3,655.8     1,237.9              1,086.8             5,980.5
                                                                 --------------  ----------  -------------------   -----------------

PRETAX EARNINGS (LOSS)                                                  (422.2)     (289.2)               349.0              (362.4)

     Income tax benefit (provision)                                      174.3        52.7                 10.1  C
                                                                                                         (106.3) H
                                                                                                          (34.2) I
                                                                                                           15.3  K
                                                                                                            2.0  M            113.9
     Minority interest:
        Accretion of subsidiary preferred stock to face value             (5.1)          -                 (3.7) B             (8.8)
        Dividends on subsidiary preferred stock                          (18.1)          -                (11.9) B
                                                                                                           (0.8) D            (30.8)
                                                                 --------------  ----------  -------------------   -----------------

NET INCOME (LOSS) FROM CONTINUING OPERATIONS                            (271.1)     (236.5)               219.5              (288.1)


     Redemption value adjustment - Convertible Preference Shares        (305.1)          -                    -              (305.1)
     Dividends on Convertible Preference Shares                           (0.3)          -                 (1.8) E             (2.1)
                                                                 --------------  ----------  -------------------   -----------------

 NET INCOME (LOSS) FROM CONTINUING OPERATIONS
      AVAILABLE TO COMMON SHAREHOLDERS                                $ (576.5)   $ (236.5)             $ 217.7            $ (595.3)
                                                                 ==============  ==========  ===================   =================


Average shares used in computing loss per share                      6,663,038                                            6,663,038

Loss per common share (Note N):

     Net loss from continuing operations                              $ (86.52)                                            $ (89.34)

[1] The pro forma combined results do not reflect the effects of the Renewal Rights Agreement, which are supplementally disclosed in Note O herein.

                      WHITE MOUNTAINS INSURANCE GROUP, LTD.

                    NOTES TO UNAUDITED PRO FORMA CONDENSED
                          COMBINED FINANCIAL STATEMENTS

ADJUSTMENTS FOR THE ACQUISITION

The pro forma Acquisition adjustments, as they relate to the unaudited pro forma condensed combined statements of income, are described below. Due to the timing of the Acquisition, the Company's actual results for the year ended December 31, 2001 contained OneBeacon's actual results for the seven months ended December 31, 2001. As a result, the pro forma income statement adjustments presented for the year ended December 31, 2001 related to the Acquisition represent adjustments only for the period January 1, 2001 to May 31, 2001 unless otherwise noted.

(A) Pursuant to the Debt Tender, the Company repurchased and retired $90.9 million of $96.3 million in medium-term notes and subsequently prepaid, through the Debt Escrow, the balance of its outstanding medium-term notes. The $2.1 MILLION reduction in interest expense presented on the pro forma income statement for the year ended December 31, 2001 represent interest expense on medium-term notes retired under the Debt Tender.

The medium-term notes are an obligation of the Company, which is domiciled in Bermuda. Accordingly, no Federal income taxes were recorded for this adjustment.

(B) Berkshire Preferred Stock dividends of $11.9 MILLION recorded for the year ended December 31, 2001 represent regular dividends on the Berkshire Preferred Stock. Accretion of subsidiary preferred stock to face value of $3.7 MILLION recorded for the year ended December 31, 2001 represent accretion on the Berkshire Preferred Stock which is required to transition the Berkshire Preferred Stock's recorded value (initially $145.2 million) to its face value of $300.0 million over the instrument's seven-year term. The accretion was determined using the interest method of amortization.

The Warrants are an obligation of the Company which is domiciled in Bermuda. Accordingly, no Federal income taxes were recorded for the Warrants.

(C) On June 1, 2001, Fund American Companies, Inc., a wholly owned subsidiary of the Company, borrowed $825.0 million pursuant to the Lehman Facility. The increase in interest expense of $28.8 MILLION for the year ended represents interest on the Lehman Facility. The Lehman Facility is an obligation of Fund American which is domiciled in the United States. As a result, a Federal income tax benefit of $10.1 MILLION for the year ended December 31, 2001 was recorded for this adjustment.

(D) On June 1, 2001, a subsidiary of the Company received a total of $20.0 million in cash from Zenith Insurance Company in full payment for the Zenith Preferred Stock. Zenith Preferred Stock dividends of $.8 MILLION recorded for the year ended December 31, 2001 represent regular dividends on the Zenith Preferred Stock.

(E) On June 1, 2001, the Company received a total of $437.6 million in cash from a small group of private investors in full payment for the Convertible Preference Shares. Convertible Preference Share dividends of $1.8 MILLION recorded for the year ended December 31, 2001 represent regular dividends on Convertible Preference Shares which assumes that shareholder approval did not occur during the period.

(F) The Company utilized $364.0 million of its cash on hand to fund the Acquisition, the Debt Tender, the Debt Escrow and related expenses. The Company estimates that it earned $7.6 MILLION for the year ended December 31, 2001 on such balances which were held in the form of short-term investments.

Cash on hand used to fund the Acquisition was previously held at a subsidiary of the Company which is domiciled in Barbados. As a result, no Federal income taxes were recorded for this adjustment.

(G) The $36.4 MILLION reduction in net investment income and interest expense recorded on the pro forma income statement for the year ended December 31, 2001 resulted from the repayment of the $1.1 billion CGNU intercompany note. The yield of 6.5% on the CGNU intercompany note approximated OneBeacon's historical pre-tax yield on its fixed maturity portfolio during the period.

(H) Effective June 1, 2001, in accordance with a provision in the OneBeacon purchase and sale agreement, CGNU caused OneBeacon to purchase the NICO Cover for total consideration of $1,322.3 million. The NICO Cover, which was contingent on, and occurred contemporaneously with the Acquisition, qualifies for prospective reinsurance accounting treatment under the Emerging Issues Task Force Technical Matter Document No. D-54 ("EITF Topic D-54") which characterizes the protection as an indemnification by the seller for increases in the liabilities for losses and loss adjustment expenses that existed at the acquisition date. Because the NICO Cover was a material non-recurring transaction undertaken in connection with the Acquisition, the financial effects of the NICO Cover are excluded from the pro forma statement of operations for the year ended December 31, 2001.

The NICO Cover had an inception date of January 1, 2000 but was not consummated until June 1, 2001. During the intervening period, the base transaction premium was adjusted for losses and loss adjustment expenses paid, reinsurance recoverable claims received, salvage and subrogation recoveries and an interest charge due to NICO, which was based on the average adjusted base transaction premium. As a result, pro forma adjustments to ceded premiums of $1,322.3 MILLION and ceded losses and loss adjustment expenses of $955.1 million serve to eliminate those amounts that were recorded in the CGU income statement for the five months ended May 31, 2001 in connection with the NICO Cover. OneBeacon estimates that it earned $63.4 MILLION for the year ended December 31, 2001 on the cash used to pay NICO based on OneBeacon's historical pre-tax yield on its fixed maturity portfolio of approximately 6.5%. A provision for Federal income taxes of $106.3 million for the year ended December 31, 2001 was recorded as a result of these adjustments.

(I) Effective June 1, 2001, in accordance with a provision in the OneBeacon purchase and sale agreement, CGNU caused OneBeacon to purchase the GRC Cover for total consideration of $275.0 million in cash. The GRC Cover, which was contingent on, and occurred contemporaneously with the Acquisition, qualifies for prospective reinsurance accounting treatment under the EITF Topic D-54 which characterizes the protection as an indemnification by the seller for increases in the liabilities for losses and loss adjustment expenses that existed at the acquisition date. Because the GRC Cover was a material non-recurring transaction undertaken in connection with the Acquisition, the financial effects of the GRC Cover are excluded from the pro forma statement of operations for the year ended December 31, 2001.

Pro forma adjustments to ceded premiums of $187.7 MILLION and ceded losses and loss adjustment expenses of $82.7 million serve to eliminate amounts that were recorded in the CGU income statement for the five months ended May 31, 2001 in connection with the GRC Cover. OneBeacon estimates that it earned $7.4 MILLION for the year ended December 31, 2001 on the cash used to pay GRC which was held in the form of fixed income investments. As a result, a provision for Federal income taxes of $34.2 MILLION for the year ended December 31, 2001 was recorded for these adjustments.

(J) On June 1, 2001, the Company issued the $260.0 million Seller Note to CGNU. For the pro forma year ended December 31, 2001, interest expense on the Seller Note was $9.1 MILLION.

(K) In determining the purchase accounting related to the Acquisition, White Mountains estimated the fair values of OneBeacon's loss and loss adjustment expense reserves and related reinsurance recoverables based on the present value of their expected cash flows with consideration for the uncertainty inherent in the both the timing of, and the ultimate amount of, future payments for losses and receipts of amounts recoverable from reinsurers. As a result, net loss and loss adjustment expense reserves were reduced by $300.0 million and are being accreted through an income statement charge over the period that the claims are expected to be settled.

Accretion of loss and loss adjustment expense reserves of $43.8 MILLION recorded on the pro forma income statements for the year ended December 31, 2001 represents the amortization of net loss and loss adjustment expense reserves (which were reduced to their estimated fair value in purchase accounting) to their nominal value over the respective reporting period. The accretion expenses recorded during these periods assumes that 33% of the loss and loss adjustment expense reserves acquired by White Mountains pursuant to the Acquisition are recognized during the first year on an annualized basis. As a result, a Federal income tax benefit of $15.3 MILLION for the year ended December 31, 2001 was recorded for this adjustment.

(L) The excess of the estimated fair value of net assets (after the reduction of the carrying amounts of noncurrent, non-financial assets acquired) over the purchase price related to the Acquisition of $682.0 million has been recorded as a deferred credit in accordance with APB 16. The deferred credit is being amortized systematically to income over the estimated period of benefit of seven years. As a result, deferred credit amortization of $40.6 MILLION has been recorded on the pro forma income statement for the year ended December 31, 2001.

In June 2001 the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 141 entitled "Business Combinations". SFAS No. 141 requires all business combinations initiated after June 30, 2001 to be accounted for using the purchase method and calls for the recognition of all existing deferred credits arising from business combinations prior to July 1, 2001 through the income statement on the first day of the fiscal year beginning after December 15, 2001. In accordance with SFAS No. 141, White Mountains will recognize its remaining unamortized deferred credit balance on January 1, 2002 as a cumulative effect of a change in accounting principle.

(M) On June 1, 2001, White Mountains awarded 73,500 restricted shares to its key employees pursuant to the Acquisition which will vest in June 2003. Compensation expenses of $5.8 MILLION recorded on the pro forma income statement for the year ended December 31, 2001 represent restricted share awards deemed to have been earned by recipients over the period. As a result, a Federal income tax benefit of $2.0 MILLION for the year ended December 31, 2001 was recorded for this adjustment.

EARNINGS PER SHARE

(N) In determining earnings (loss) per common share, earnings are reduced by dividends and the redemption value adjustment on convertible preference shares. The basic earnings per common share computation is determined using the weighted average number of common shares outstanding during the period. The diluted earnings per common share computation is determined using the weighted average number of common shares and dilutive common share equivalents outstanding during the period. The pro forma income statement for the year ended December 31, 2001 presents a net loss to common shareholders. Accordingly, no additional common share equivalents resulting from the Acquisition have been included in the pro forma earnings per share computations as the inclusion of such potential shares would be anti-dilutive.

(O) SUPPLEMENTAL INFORMATION IN REGARDS TO THE RENEWAL RIGHTS AGREEMENT

BUSINESS SUBJECT TO THE RENEWAL RIGHTS AGREEMENT
Based on historical underwriting results experienced by OneBeacon for the year ended December 31, 2001 on all personal and commercial lines of business in all regions of the United States excluding New England, New York and New Jersey, had the Renewal Rights Agreement been in place as of January 1, 2001, it would have served to reduce written premiums, earned premiums, losses and loss adjustment expenses and other underwriting expenses by $1,370.7 million, $1,693.3 million, $1,470.6 million and $610.8 million, respectively for the year ended December 31, 2001. Such amounts do not take into consideration the underwriting results associated with the earning of the unearned premium related to the Business Subject to the Renewal Rights Agreement on January 1, 2001.

EXISTING BUSINESS SUBJECT TO THE RENEWAL RIGHTS AGREEMENT Had the Renewal Rights Agreement been in place as of January 1, 2001, the Company would have experienced earned premiums, losses and loss adjustment expenses and other underwriting expenses of $964.2 million, $850.5 million and $364.0 million, respectively, for the year ended December 31, 2001 related to the underwriting results associated with the earning of the unearned premium on existing policies written in regions subject to the Renewal Rights Agreement prior to January 1, 2001. Such amounts were based on an estimate that approximately 52% of all written premiums for Business Subject to the Renewal Rights Agreement would have been earned during the year ended December 31, 2001.

ADJUSTMENTS FOR THE QUOTA SHARE

OneBeacon will reinsure 67% of all premiums and losses and loss adjustment expenses from renewal policies underwritten by Liberty Mutual under the Renewal Rights Agreement during the first twelve months and 33% of all such premiums and losses and loss adjustment expenses in the following twelve months. Additionally, OneBeacon will pay Liberty Mutual a ceding commission equal to 67% of certain underwriting expenses during the first twelve months of the Renewal Rights Agreement and 33% of such underwriting expenses during the following twelve months. Per the terms of the Renewal Rights Agreement, the ceding commission paid by OneBeacon will not exceed 35% of the premiums subject to the Quota Share in either twelve month period.

Had the Renewal Rights Agreement been in place as of January 1, 2001, the Company would have experienced written premiums, earned premiums and losses and loss adjustment expenses for the year ended December 31, 2001 of $868.9 million, $451.6 million and $385.9 million, respectively, consisting of 67% of all written premiums, earned premiums and losses and loss adjustment expenses from renewal policies subject to the Renewal Rights Agreement. Such amounts were based on an estimate that approximately 52% of all renewal written premiums for Business Subject to the Renewal Rights Agreement would have been earned during the year ended December 31, 2001.

Had the Renewal Rights Agreement been in place as of January 1, 2001, the Company would have experienced other underwriting expenses of $158.1 million for the year ended December 31, 2001. This amount represents 35% of the premiums subject to the Quota Share during the twelve month period, which is the maximum annual ceding commission that OneBeacon would be liable to pay per the terms of the Renewal Rights Agreement.